Exhibit 99.1

Osprey Acquisition Corp. III Announces the Separate Trading of its Class A Ordinary Shares and Warrants, Commencing August 21, 2026

PHILADELPHIA, PA, Aug. 18, 2026 (GLOBE NEWSWIRE) -- Osprey Acquisition Corp. III (NASDAQ:OSPRU) (the “Company”) announced today that, commencing August 21, 2026, holders of the units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares and warrants included in the units. The Class A ordinary shares and warrants that are separated will trade on the Nasdaq Global Market under the symbols “OSPR” and “OSPRW,” respectively. Those units not separated will continue to trade on the Nasdaq Global Market under the symbol “OSPRU.”

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry or at any stage of its corporate evolution. The Company’s primary focus, however, will be to identify companies that are deploying disruptive technologies and next-generation infrastructure that modernize energy systems, enable AI-driven optimization, and support the resilient, sustainable backbone of global connectivity. The management team is led by David Heikkinen as Chief Executive Officer, along with Daniel C. Herz and Jonathan Z. Cohen as Co-Executive Chairmen of the Board of Directors, Edward E. Cohen as Vice-Chairman of the Board of Directors, Thomas C. Elliott as Chief Financial Officer, and Jeffrey F. Brotman as Chief Operating Officer and Chief Legal Officer.

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contact Information:

Osprey Acquisition Corp. III
info@whitehawkenergy.com